UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2011
PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris-	(Commission	(IRS Employer
diction of incorporation	File Number)	Identification No.)

195 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On December 8, 2011, we held our 2011 annual meeting of shareholders.
At our 2011 annual meeting of shareholders, our shareholders approved the following proposals by the votes specified below:
1.	to elect the following persons to serve as directors for a three-year term continuing until the annual meeting of shareholders in 2014 and until their successors are elected and qualified:

					Broker Non-
Director Nominees	Class	Term Expires	For	Withheld	Votes
Patrick J. Fortune	I	2014	47,615,192	4,429,951	3,106,433
Ellen M. Zane	I	2014	49,003,623	3,041,520	3,106,433
2.	to approve, in an advisory vote, the compensation of our named executive officers as presented in the proxy statement:

For	Against	Abstain	Broker Non- Votes
47,134,553	4,175,907	734,683	3,106,433
3.	to approve, in an advisory vote, the frequency with which executive compensation will be subject to future advisory shareholder votes:

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
47,040,339	11,572	4,305,054	688,178	3,106,433
4.	to ratify of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

For	Against	Abstain	Broker Non- Votes
53,252,122	1,882,247	17,207	-0-

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2011	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO